Exhibit (d)(7)

SUPPLEMENT TO

AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT

PIMCO Variable Insurance Trust

650 Newport Center Drive

Newport Beach, California 92660

February 14, 2017

Pacific Investment Management Company LLC

650 Newport Center Drive

Newport Beach, California 92660

RE:	Investments in PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating
NAV Portfolio IV (the “Portfolio”)

Dear Sirs:

PIMCO Variable Insurance Trust (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”) have entered into an Amended and Restated Investment Advisory Contract dated February 23, 2009 (the “Contract”).

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to reflect that each series of the Trust may invest in shares of the Portfolio.

Accordingly, the current Exhibit A is replaced with the new Exhibit A attached hereto.

If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO VARIABLE INSURANCE TRUST

By:
Name:	Henrik Larsen
Title:	Vice President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
Name:	Peter Strelow
Title:	Managing Director

PIMCO FUNDS, on behalf of its series PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio III and PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio IV

By:
Name:	Henrik Larsen
Title:	Vice President

Exhibit (d)(7)

Investment Advisory Contract

EXHIBIT A

(as of February 14, 2017)

PIMCO Variable Insurance Trust

Portfolio	Investment Advisory Fee#

PIMCO All Asset Portfolio	0.175%
PIMCO All Asset All Authority Portfolio	0.20%
PIMCO Balanced Allocation Portfolio	0.66%
PIMCO CommodityRealReturn® Strategy Portfolio	0.49%
PIMCO Diversified Income Portfolio	0.45%
PIMCO Emerging Markets Bond Portfolio	0.45%
PIMCO Foreign Bond Portfolio (Unhedged)	0.25%
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged)	0.25%
PIMCO Global Bond Portfolio (Unhedged)	0.25%
PIMCO Global Core Bond (Hedged) Portfolio	0.25%
PIMCO Global Diversified Allocation Portfolio	0.45%
PIMCO Global Multi-Asset Managed Allocation Portfolio	0.90%
PIMCO High Yield Portfolio	0.25%
PIMCO Income Portfolio	0.25%
PIMCO Long-Term U.S. Government Portfolio	0.225%
PIMCO Low Duration Portfolio	0.25%
PIMCO Real Return Portfolio	0.25%
PIMCO Short-Term Portfolio	0.25%
PIMCO Total Return Portfolio	0.25%
PIMCO Unconstrained Bond Portfolio	0.60%

#

Each Portfolio may invest in shares of PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio III and PIMCO Funds: Private Account Portfolio Series – PIMCO Short-Term Floating NAV Portfolio IV, each a series of PIMCO Funds (the “PAPS Short-Term Floating NAV Portfolios”). The PAPS Short-Term Floating NAV Portfolios are offered only to series of the Trust (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. The PAPS Short-Term Floating NAV Portfolios, and their wholly-owned subsidiaries (if any), do not pay an investment advisory fee to PIMCO. By investing in a PAPS Short-Term Floating NAV Portfolio, each Investing Fund agrees that 0.005% of the fee that each Investing Fund is currently obligated to pay PIMCO, as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to the applicable PAPS Short-Term Floating NAV Portfolio, and its wholly-owned subsidiary (if any), under the investment advisory contract with PIMCO.